Exhibit 10.1

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes as of June 21, 2016, between FSP-RIC LLC, a Delaware limited liability company (“Landlord”), and ZILLOW, INC., a Washington corporation (“Tenant”). Landlord is authorized to insert the date of its signature in the date blank above.

RECITALS

A. Landlord, as successor-in-interest to The Northwestern Mutual Life Insurance Company, and Tenant are parties to that certain Office Lease dated March 22, 2011 (the “Initial Lease”), as amended by that certain Amendment to Office Lease dated June 27, 2012 (the “First Amendment”), that certain Second Amendment to Lease dated April 16, 2013 (the “Second Amendment”), that certain Third Amendment to Lease dated January 10, 2014 (the “Third Amendment”), that certain Fourth Amendment to Lease dated May 2, 2014 (the “Fourth Amendment”), and that certain Fifth Amendment to Lease dated November 19, 2014 (the “Fifth Amendment,” and collectively with the Initial Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Lease”), pursuant to which Tenant leases certain space (the “Premises”) in the office building located at 1301 Second Avenue, Seattle, Washington (the “Building”).

B. Pursuant to the Initial Lease, Tenant leased the 29th, 30th and 31st floors of the Building.

C. Pursuant to the First Amendment, the 32nd floor was added to the Premises effective as of October 26, 2012.

D. Pursuant to the Second Amendment, the 33rd floor was added to the Premises effective as of October 1, 2013, and the 34th floor was added to the Premises effective as of June 1, 2014.

E. Pursuant to the Third Amendment, the 35th floor will be added to the Premises at a later date as described therein.

F. Pursuant to the Fifth Amendment, Floors 36 through 40 were added to the Premises, as follows: The 40th floor was added to the Premises effective as of December 1, 2014, and Floors 36 through 39 will be added to the Premises at a later date as described in the Fifth Amendment.

G. The parties now wish to amend the Lease to modify the delivery date and the rent commencement date of the 38th and 39th floors, subject to and in accordance with the following terms and conditions.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1. 38th Floor and 39th Floor Delivery Date. Section 2(b) of the Fifth Amendment is hereby amended in its entirety to read as follows:

“(b) Floors 36-39. Landlord shall deliver possession of each of Floors 36 and 37 to Tenant on the date on which the current occupant surrenders possession of each such floor to Landlord provided that Tenant is not required to accept possession of either of Floors 36 or 37 prior to November 1, 2016. Landlord shall use commercially reasonable efforts to deliver possession of each of Floors 36 and 37 to Tenant as soon after January 1, 2017 as possible.

Landlord shall deliver possession of each of Floors 38 and 39 to Tenant on the first business day after the date that this Sixth Amendment is signed.”

2. 38th Floor and 39th Floor Rent Commencement. Section 4(b) of the Fifth Amendment is hereby amended in its entirety to read as follows:

“(b) Floors 36-39. Tenant shall begin paying Monthly Base Rent, Operating Expenses and Real Estate Taxes on each of each of Floors 36 and 37 on the earlier of (i) the date that is ninety (90) days after Landlord delivers possession of the floor to Tenant, or (ii) the date on which Tenant commences business operations on any portion of the applicable New Floor (each, a “New Floor Rent Start Date”).

Following Landlord’s delivery of and Tenant’s construction of its improvements on each of the Floors 38 and 39, Tenant shall have the right to occupy and commence business operations on each such floor in half-floor increments. With respect to each half floor of the Floors 38 and 39, Tenant shall begin paying Monthly Base Rent, Operating Expenses and Real Estate Taxes on the earlier of the following dates (such date being the “New Floor Rent Commencement Date,” as defined in the Fifth Amendment, for each such half floor): (x) the date that is ninety (90) days after Tenant commences business operations on such half floor, or (y) February 1, 2017, so that with respect to the entirety of the Floors 38 and 39, the New Floor Rent Commencement Date shall occur no later than February 1, 2017.”

3. Broker’s Commission. Tenant represents and warrants to Landlord that it has had no dealing with any broker or agent acting on Tenant’s behalf in connection with this Amendment, other than Flinn Ferguson, representing Tenant, and CBRE, Inc., representing Landlord (the “Brokers”). To the extent any commission may be owing with respect to this Amendment, Landlord shall pay a commission to the Brokers in accordance with a separate written agreement. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liabilities for any commissions or other compensation or charges claimed by any broker or agent other than the Brokers based on dealings with Tenant.

4. Defined Terms; Conflict. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease. If there is any conflict between the terms, conditions and provisions of this Amendment and the terms and conditions of the Lease, the terms, conditions and provisions of this Amendment shall prevail.

5. No Further Amendment. This Amendment sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all prior discussions and understandings between them. Except as expressly modified by this Amendment, all terms, covenants and provisions of the Lease shall remain unmodified and in full force and effect and are hereby expressly ratified and confirmed.

6. Miscellaneous. This Amendment may not be amended or rescinded in any manner except by an instrument in writing signed by a duly authorized officer or representative of each party hereto. Each of the schedules or exhibits referred to herein (if any), is incorporated herein as if fully set forth in this Amendment. If any of the provisions of this Amendment should be found to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be stricken and the remainder of this Amendment shall nonetheless remain in full force and effect unless striking such provision shall materially alter the intention of the parties. No waiver of any right under this Amendment shall be effective unless contained in a writing signed by a duly authorized officer or representative of the party sought to be charged with the waiver and no waiver of any rights arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Amendment. Tenant waives any right it may have to require the provisions of this Amendment to be construed against the party who drafted it.

7. Authority. Each person signing this Amendment on behalf of the respective parties represents and warrants that he or she is authorized to execute and deliver this Amendment, and that this Amendment will thereby become binding upon Landlord and Tenant, respectively.

8. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

FSP-RIC, LLC, a Delaware limited liability company,

By:	Fifth Street Properties, LLC,
a Delaware limited liability company,
Its Sole Member

	By:	CWP Capital Management, LLC,
a Delaware limited liability company,
Its Manager

		By:	/S/ JOSEPH A. CORRENTE
		Name:	Joseph A. Corrente
		Title:	Executive Vice President

TENANT:

ZILLOW, INC., a Washington corporation

		By:	/S/ KATHLEEN PHILIPS
		Name:	Kathleen Philips
		Title:	Chief Financial Officer, Chief Operating Officer, and Treasurer